July 5, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Commissioners:

We have read Vystar Corporation’s statements included within Item 4.01 of its Form 8-K dated July 5, 2013, and we agree with such statements concerning our firm.